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Peoples Heritage Financial Group

P.O. Box 9540                                                       NEWS RELEASE
Portland, ME 04112-9540

Tel: 207-761-8500                                                 [PEOPLES LOGO]




                             FOR IMMEDIATE RELEASE
                       FOR FURTHER INFORMATION, CONTACT:
        BRIAN ARSENAULT, SENIOR VICE PRESIDENT, CORPORATE COMMUNICATIONS
                                 (207) 761-8517



           PEOPLES HERITAGE TO COMMENCE REPURCHASE PROGRAM ON JULY 27


Portland, Maine, July 26, 1999 -- Peoples Heritage Financial Group, Inc. (NASDAQ:PHBK) announced today that it will commence its previously announced repurchase of up to 4 million shares of its common stock tomorrow, July 27. The shares will be repurchased in open market transactions.

Peoples Heritage Financial Group is a multi-state banking and financial services holding company with total assets of $13.5 billion. The Company owns Peoples Heritage Bank with the leading market share in Maine, Bank, of New Hampshire with the leading market share in that state, Family/SIS Bank in Massachusetts and Glastonbury Bank & Trust in Connecticut. On June 2, 1999, the Company announced that it had reached agreement to acquire Banknorth Group, Inc. (NASDAQ:BKNG), a $4.4 billion bank holding company with banks in Vermont, Massachusetts, upstate New York and New Hampshire. The acquisition is expected to close around year-end 1999.



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